Exhibit 23(d)(iv) on Form N-1A
                                  Exhibit 10 under Item 601/Reg. S-K

                    INVESTMENT ADVISORY CONTRACT
                          LETTER AGREEMENT

                  Huntington Asset Advisors, Inc.
                        41 South High Street
                         Columbus, OH 43287


                                                      April 15, 2004

Huntington VA Funds
41 South High Street
Columbus, OH  43287


Dear Sirs:

      Under the Investment Advisory Contract between Huntington Asset Advisors, Inc. (the "Advisor") and Huntington VA Funds (the "Trust"), dated May 12, 2001, as amended, the Adviser agrees to contractually waive all or a portion of its investment advisory fee (based on average daily net assets) to which it is otherwise entitled to receive from the Funds listed below and/or to reimburse certain operating expenses of the Funds in order to limit each Fund's total operating expenses to not more than 1.00% of the Fund's average daily net assets, for the period starting May 1, 2004 through April 30, 2005.

  Huntington VA Dividend Capture    Huntington VA Mid Corp America
               Fund                              Fund
    Huntington VA Growth Fund           Huntington VA Mortgage
                                           Securities Fund
 Huntington VA Income Equity Fund   Huntington VA New Economy Fund
   Huntington VA International      Huntington VA Rotating Markets
           Equity Fund                           Fund
   Huntington VA Macro 100 Fund     Huntington VA Situs Small Cap
                                                 Fund


      If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof. This may be executed in counterpart.

                               Very truly yours,

                               HUNTINGTON ASSET ADVISORS, INC.

                               By:  /s/ B. Randolph Bateman
                               Name:  B. Randolph Bateman
                               Title:      President     &     Chief
                               Investment Officer

ACCEPTED:

HUNTINGTON VA FUNDS


By:/s/ David R. Carson
Name:  David R. Carson
Title:  Assistant Treasurer